SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12

Hemispherx Biopharma, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PLEASE VOTE NOW!

July 27, 2009

Dear Hemispherx Stockholder:

Our annual shareholder meeting was held as scheduled on June 24, 2009, at which time three of the four proposals were passed with the necessary 40% quorum participating in the election.  However, the Company declared that the polls would remain open with regard to voting on proposal 3 contained in the proxy for the 2009 Annual Meeting of Stockholders in order to permit stockholders additional time in which to vote on that specific measure.  The adjourned meeting has been rescheduled to be held at the Embassy Suites Hotel, 1776 Benjamin Franklin Parkway, Philadelphia, Pennsylvania 19103, on Friday, September 4, 2009, at 10:00 a.m. Eastern time.  The record date remains May 8, 2009.

Proposal number 3 is an amendment of the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock from 200,000,000 to 350,000,000 and the polls will remain open solely with regard to this proposal.   The Company undertook this measure due to the low vote turn out and the requirement that this proposal be approved by the holders of a majority of the outstanding shares which means proposal number 3 requires 50% +1 share vote in favor of this proposal. Less than the requisite number of shares for approval of the proposal were present at the original meeting.

The Company believes that the low turnout may be due to the fact that more than 40% of its outstanding shares are held outside the United States and that many of these shares are held at European banks that do not necessarily participate in the voting of proxies of American companies and therefore are less readily accessible for notification purposes.  The shares held outside the United States are making it increasingly difficult for the Company to hold their Annual Meeting of Stockholders. European banks do not necessarily forward the proxy to European stockholders, and therefore these stockholders will need to contact their bank directly in order to exercise their right to vote.

Hemispherx’s  Board of Directors believes that the proposed increase in authorized shares of common stock will benefit the Company by providing flexibility to issue shares of common stock for general and corporate purposes, including a variety of business and financial objectives in the future without the necessity of delaying such activities for further stockholder approval, except as may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or national securities association trading system on which our securities may be  listed or quoted. In addition, our Board of Directors could issue large blocks of shares of common stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF HEMISPHERX AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

For your review, we are including herein, an analysis from RiskMetrics, the largest proxy advisory firm, whose goal is to promote good corporate governance in the private sector and raise the level of responsible proxy voting among institutional investors and pension fund fiduciaries.  This company specializes in assisting institutional investors in fulfilling their fiduciary obligations with comprehensive proxy analysis.  In addition, Glass Lewis & Co., the second largest proxy advisory firm, has also recommended in favor of proposal number 3.

Hemispherx urges all stockholders who owned shares on May 8, 2009 and have not already voted to do so immediately.  Stockholders who have already voted, but would like to change their vote, may do so by casting another ballot.  Please be advised that this applies to proposal number 3 only as the polls have closed on proposals 1, 2 and 4.

As noted above, a significant number of stockholders are domiciled in Europe and less readily accessible for notification purposes.  European banks do not necessarily forward the proxy to European stockholders, and therefore these stockholders will need to contact their bank directly in order to exercise their right to vote.

For notice and access purposes, the Company has posted a copy of the proxy statement and annual report on the company’s website at http://www.hemispherx.net/content/investor/annualMeeting.asp.  For the non-U.S. residents, the company has also posted a blank proxy card, which they may use to instruct their bank to vote on their behalf.  Some European banks will vote directly on behalf of the shareholder as instructed.  Other banks will issue a legal proxy or certificate certifying the number of shares owned as of the record date (May 8, 2009), which must be accompanied by a signed and dated proxy card.  These shares do not need to be blocked.  The banks simply need to certify the number of shares owned on May 8, 2009.  If needed, please forward a copy of the sample certificate posted on the website to your European bank.

The Company emphasizes the importance of your vote. If you are a U.S. resident, please take a moment to vote your shares via Internet, phone, or by mail.  All other stockholders are encouraged to contact your custodian bank/broker at your earliest convenience.

For your convenience we have enclosed another proxy card and return envelope.

If you need assistance in voting your shares, Hemispherx suggests that you contact Morrow & Co., LLC, the firm assisting the Company with the Annual Meeting. Morrow & Co. can be contacted in the U.S. at 203-658-9400 or in London at +44-207-222-4645.  Stockholders may also contact Dianne Will, Investor Relations for Hemispherx collect at 518-398-6222 or via e mail at dwill@willstar.net.

Thank you in advance for voting promptly and we thank you for your continued support.

Sincerely,

Board of Directors
Hemispherx Biopharma, Inc.

Corporate Headquarters

One Penn Center, 1617 JFK Blvd, Philadelphia, PA 19103	www.hemispherx.net	t: 215-988-0080	f: 215-988-1739

Manufacturing

783 Jersey Avenue, New Brunswick, NJ 08901	t: 732-249-3250	f: 732-249-6895

RiskMetrics Group
ISS Governance Service	US Proxy Advisory Services
Hemispherx Biopharma, Inc., pages 7-8	Publication Date: June 10, 2009

Item 3: Increase Authorized Common Stock	FOR

The board seeks shareholder approval to amend the company's certificate of incorporation to increase the number of authorized shares of common stock by 75 percent to 350,000,000 shares from 200,000,000 shares.

Details of this proposal and the company's utilization of its current authorized common stock are as follows:

Capital Request
Current authorized shares:	200,000,000
Proposed increase in authorized shares:	150,000,000
New authorization:	350,000,000	75%
Shares outstanding at record date:	85,127,002
Shares reserved for legitimate business purposes (excludes shareholder rights plans and non-shareholder approved stock incentive plans):*Excludes shares requested under Item 4	*41,955,076
Shares outstanding and reserved:	127,082,078
Shares available for issue (pre-increase):	72,917,922
Shares available for issue (post-increase):	222,917,922
Shares available (post-increase) as a % of new authorization:	63.7%

US Standard Policy

Recommendations on proposals to increase the number of shares of common or preferred stock authorized for issuance are determined on a CASE-BY-CASE basis. RMG will consider company-specific factors which include, at a minimum, the following:

• Specific reasons/rationale for the proposed increase;

• The dilutive impact of the request as determined through an allowable cap generated by RMG’s quantitative model;

• The board’s governance structure and practices; and

• Risks to shareholders of not approving the request.

Rationale

Management states that the additional authorized shares would provide the company with greater flexibility to issue shares of common stock for general and corporate purposes, including a variety of business and financial objectives in the future. Management anticipates the issuance of shares of common stock (i) under the Employee Wage Or Hours Reduction Program to certain vendors and service providers who agree to accept stock in lieu of cash for their services, (ii) upon closing of a May 2009 placement, (iii) upon exercise of outstanding warrants (including those to be issued in the May 2009 placement), and (iv) under the common stock purchase agreement with Fusion Capital Fund II, LLC. While the board believes that there is a sufficient number of authorized, but unissued and unreserved shares of common stock for these purposes, the board states that it is possible that some of the shares that would be authorized upon shareholder approval of this proposal would be used for these purposes.

Management also states that in the future the company may: (i) attempt to raise capital through the sale of common stock or securities convertible into or exercisable for shares of common stock; (ii) acquire additional assets with the common stock; and (iii) facilitate an agreement with a potential partner regarding the marketing, distribution, or manufacturing of the company's products, Ampligen or Alferon, in part through the issuance of common stock. However, the board does not have any current plans to issue any of the shares that would be authorized upon shareholder approval of this proposal.

Allowable Increase Determined by RMG Quantitative Model

Requests for additional capital are analyzed on a case-by-case basis after considering the proposals submitted by peer companies and company performance as measured by three-year total shareholder returns. A base threshold level for establishing an adequate reserve pool may then be adjusted upward for companies using shares for legitimate business purposes such as a history of stock splits and reasonable stock-based incentive plans.

SIC Code: 2836
Proposed increase in authorized shares:	150,000,000
Allowable increase in authorized shares:	230,000,000
Below allowable threshold by:	80,000,000

Governance Structure

In the case of Hemispherx Biopharma, Inc., the board is annually elected, 60 percent of the directors are independent, and the key board committees include only independent directors. Additionally, the board has not ignored any majority-supported shareholder proposals in the past. Further, all equity-based compensation plans have been approved by shareholders and the equity compensation burn rate is reasonable. However, the company maintains a non-shareholder approved poison pill.

Risks

The company has not indicated in its proxy statement that there would be a material impact if this proposal is not approved by shareholders.

Conclusion
We are highlighting that the company maintains a non-shareholder approved poison pill. However, on balance, the proposal warrants support given the rationale and the reasonable size of the request.

Vote FOR Item 3.	US Standard Policy

3057 Hemispherx Bio CST_00 7/23/09 9:53 AM Page 1

Hemispherx Biopharma Inc.

VOTE BY INTERNET OR TELEPHONE
QUICK ★★★ EASY ★★★ IMMEDIATE

As a stockholder of Hemispherx Biopharma Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on September 3, 2009.

Vote Your Proxy on the Internet:		***Vote Your Proxy by Phone:***		***Vote Your Proxy by mail:***
Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	**OR**	**Call 1 (866) 894-0537** Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	**OR**	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4. **PROXY**

Please mark your votes like this **X**

1. **Proposal No. 1** – Election of Directors.

NOMINEES: (01)William A. Carter
(02) Richard C. Piani
(03) Thomas K. Equels
(04) William M. Mitchell
(05) Iraj-Eqhbal Kiani

FOR all Nominees listed to the left (except as marked to the contrary) ☐

WITHHOLD AUTHORITY to vote for all nominees listed to the left ☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

	FOR	AGAINST	ABSTAIN
2. **Proposal No. 2** – Ratification of the selection of McGladrey & Pullen, LLP, as independent auditors of Hemispherx Biopharma, Inc. for the year ending December 31, 2009.	☐	☐	☐
3. **Proposal No. 3** – To amend Hemispherx's certificate of incorporation to increase the number of authorized shares of Hemispherx common stock from 200,000,000 to 350,000,000.	☐	☐	☐
4. **Proposal No. 4** – To adopt the Hemispherx 2009 Incentive Plan.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Label Area 4" x 1 1/2"

PRINT AUTHORIZATION *(THIS BOXED AREA DOES NOT PRINT)*

To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval.

SIGNATURE:________________ DATE:______ TIME:______

Registered Quantity ________ Broker Quantity________

Note: SCOTTI to Email final approved copy for Electronic Voting website setup: Yes ☐

UPON FINAL APPROVAL FORWARD INTERNET & TELEPHONE VOTING TO ***SUNGUARD*** WITHOUT THE YELLOW BOX, BLUE BOX & CROP MARKS

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ________________ **Signature** ________________ **Date** ________, **2009**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

3057 Hemispherx Bio CST_00 7/23/09 9:53 AM Page 2

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY CARD

HEMISPHERX BIOPHARMA, INC.
ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 4, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William A. Carter and Thomas K. Equels and each of them, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at the Embassy Suites Hotel, 1776 Benjamin Franklin Parkway, Philadelphia, Pennsylvania 19103, on Friday, September 4, 2009, at 10:00 a.m. local time and at any adjournment thereof, and to vote all of the shares of common stock of Hemispherx Biopharma, Inc. the undersigned would be entitled to vote if personally present, upon the following matters:

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. THE BOARD RECOMMENDS A VOTE "FOR" ALL DIRECTORS AND "FOR" ITEMS NOS. 2, 3 AND 4. IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF WILLIAM A. CARTER, RICHARD C. PIANI, THOMAS K. EQUELS, WILLIAM M. MITCHELL AND IRAJ-EQHBAL KIANI AS DIRECTORS, FOR PROPOSALS NOS. 2, 3 AND 4 AND, IN THE DISCRETION OF THE PROXIES, ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

(Continued, and to be marked, dated and signed, on the other side)

Company/Investor Contact:
Dianne Will
Hemispherx Biopharma, Inc.
518-398-6222
ir@hemispherx.net

Hemispherx Biopharma Announces Further Adjournment on Proposal Number 3
from the 2009 Annual Meeting of Stockholders

PHILADELPHIA, PA—July 22, 2009—Hemispherx Biopharma (NYSE AMEX: HEB) announced today that the Company will extend the time allowed for stockholders to vote on proposal number 3 contained in the proxy for the 2009 Annual Meeting of Stockholders in order to permit stockholders additional time.  The adjourned meeting will be held at the Embassy Suites Hotel, 1776 Benjamin Franklin Parkway, Philadelphia, Pennsylvania 19103, on Friday, September 4, 2009, at 10:00 a.m. Eastern time.  The record date remains May 8, 2009.

As previously announced, the 2009 Annual Meeting of Stockholders was held as scheduled on June 24, 2009 on three of the four proposals.  The Company left the polls open with regard to voting on proposal 3, an amendment of its certificate of incorporation to increase the number of authorized shares of Common Stock from 200,000,000 to 350,000,000 and adjourned the meeting solely with regard to this proposal.   The Company did this due to the low vote turn out and the requirement that this proposal be approved by the holders of a majority of the outstanding shares. Less than the requisite number of shares for approval of the proposal were present at the meeting.

The Company believes that the low turnout may be due to the fact that more than 40% of its outstanding shares are held outside the United States and that many of these shares are held at European banks that do not necessarily participate in the voting of proxies of American companies.  In addition, the voting has been impacted by stockholders that may be on summer holiday.

Hemispherx urges all stockholders who owned shares on May 8, 2009 and have not already voted to do so immediately.  Stockholders who have already voted, but would like to change their vote, may do so by casting another ballot.  Please be advised that this applies to proposal number 3 only as the polls have closed on proposals 1, 2 and 4. United States stockholders will receive an additional proxy card electronically or in the mail.

As noted above, a significant number of stockholders are domiciled in Europe and less readily accessible for notification purposes.  European banks do not necessarily forward the proxy to European stockholders, and therefore these stockholders will need to contact their bank directly in order to exercise their right to vote.

A replacement proxy card and letter to stockholders will be sent out shortly via e mail or regular mail, depending on how stockholders have elected to receive this material.  The annual report and proxy statement will not be re-mailed.  For notice and access purposes, the Company has posted a copy of the proxy statement and annual report on the Company’s website at http://www.hemispherx.net/content/investor/annualMeeting.asp.  For the non-U.S. residents, the Company has also posted a blank proxy card, which they may use to instruct their bank to vote on their behalf.  Some European banks will vote directly on behalf of the stockholder as instructed.  Other banks will issue a legal proxy or certificate certifying the number of shares owned as of the record date (May 8, 2009), which must be accompanied by a signed and dated proxy.  These shares do not need to be blocked.  The banks simply need to certify the number of shares owned on May 8, 2009.  If needed, please forward a copy of the sample certificate posted on the website to your European bank.

The Company emphasizes the importance of your vote. If you are a U.S. resident, please take a moment to vote your shares via Internet, phone, or by mail.  All other stockholders are encouraged to contact your custodian bank/broker at your earliest convenience.

If you need assistance in voting your shares, Hemispherx suggests that you contact Morrow & Co., LLC, the firm assisting the Company with the Annual Meeting. Morrow & Co. can be contacted in the U.S. at 203-658-9400 or in London at +44-207-222-4645.  Stockholders may also contact Dianne Will, Investor Relations for Hemispherx collect at 518-398-6222 or via e mail at dwill@willstar.net.

About Hemispherx Biopharma
Hemispherx Biopharma, Inc. is a specialty pharma company engaged in the manufacture and clinical development of new drug entities for treatment of seriously debilitating disorders. Hemispherx's flagship products include Alferon N Injection® (FDA approved for a category of sexually transmitted diseases) and the experimental therapeutics, Ampligen® and Oragens. Ampligen® and Oragens represent experimental RNA nucleic acids being developed for globally important debilitating diseases and disorders of the immune system. Hemispherx's platform technology includes large and small agent components for potential treatment of various severely debilitating and life threatening diseases. Hemispherx has in excess of 50 issued patents comprising its core intellectual property estate and a fully commercialized product (Alferon N Injection®). The Company wholly owns and exclusively operates a GMP certified manufacturing facility in the United States for commercial products. For more information please visit www.hemispherx.net.

Information contained in this news release other than historical information, should be considered forward-looking and is subject to various risk factors and uncertainties. For instance, the strategies and operations of Hemispherx involve risk of competition, changing market conditions, change in laws and regulations affecting these industries and numerous other factors discussed in this release and in the Company's filings with the Securities and Exchange Commission. Any specifically referenced investigational drugs and associated technologies of the Company (including Ampligen®, Alferon LDO and Oragens) are experimental in nature and as such are not designated safe and effective by a regulatory authority for general use and are legally available only through clinical trials with the referenced disorders. The forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements. Clinical trials for other potential indications of the approved biologic Alferon N Injection® do not imply that the product will ever be specifically approved commercially for these other treatment indications; similarly, the completion of the NDA filing process with Ampligen® does not imply that the product will ever be approved commercially.